UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of Earliest Event Reported) May 6, 2014

West Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35846	47-0777362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2014, West Corporation (the “Company”) issued a press release reporting that its Chief Financial Officer and Treasurer, Paul M. Mendlik, has decided to retire in April 2015. The Company further announced its plans to initiate a search for a new Chief Financial Officer.

In connection with Mr. Mendlik’s anticipated retirement, the Company entered into a separation agreement with Mr. Mendlik (the “Separation Agreement”) on the following terms.

Compensation

Pursuant to the Separation Agreement, upon termination of his employment in April 2015, Mr. Mendlik is entitled to the obligations accrued as of his termination date under his employment and an amount equal to the projected annual bonus earned by Mr. Mendlik for the year ending December 31, 2015, payable not later than March 15, 2016.

Consulting Services

The Company agrees to retain Mr. Mendlik as a consultant for a period of two years from the date of the termination (the “Consulting Period”). During the Consulting Period, Mr. Mendlik will receive a consulting fee at a rate of $40,000 per month and will remain covered under all medical, dental, vision, flexible spending account and executive assistance plans or programs available to actively employed executives of the Company. Mr. Mendlik may terminate his consulting obligations to the Company at any time during the Consulting Period. In the event that Mr. Mendlik chooses to engage in Other Employment (as defined in his employment agreement), the Consulting Period and the related obligations of the Company and Mr. Mendlik are immediately terminated.

The payments described above are in lieu of certain payments payable under Mr. Mendlik’s existing employment agreement and change in control severance agreement with the Company.

Restrictive Covenants

Pursuant his employment agreement and the Separation Agreement, Mr. Mendlik is subject to restrictive covenants related to the protection of confidential information, non-competition, inventions and discoveries, and the diversion of Company employees.

The foregoing description is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement, dated May 6, 2014, between West Corporation and Paul M. Mendlik.

99.1	Press release, dated May 6, 2014, announcing the anticipated retirement of Paul M. Mendlik.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: May 7, 2014	By:	/s/ David C. Mussman
David C. Mussman
Executive Vice President, Secretary and General Counsel